Exhibit 10-8

Amendment No. 2 to
FirstEnergy Corp. Deferred Compensation Plan for Outside Directors

WHEREAS, FirstEnergy Corp. (the “Company”) amended and restated the FirstEnergy Corp. Deferred Compensation Plan for Outside Directors, effective December 31, 2010, and further amended it by Amendment No. 1, effective January 1, 2012 (the “Plan”);

WHEREAS, the shareholder-approved pool of shares of common stock of the Company available for issuance under the plan (the “Share Pool”) will expire on May 17, 2014;

WHEREAS, the Share Pool has been used to provide, among other things, shares attributable to dividend equivalents that accrue in a participant’s Deferred Stock Fund (as defined in the Plan) and are paid in stock upon distribution of the Deferred Stock Fund;

WHEREAS, Section 9.1 of the Plan generally provides that, prior to a Special Circumstance (as defined in the Plan) and subject to certain conditions, the Plan may be amended from time to time by the Board of Directors of the Company (the “Board”); and

WHEREAS, the Board now desires to amend the Plan to allow for dividend equivalents to continue to accrue in the Deferred Stock Funds after January 21, 2014 and pay such dividend equivalents in cash upon the distribution of a Deferred Stock Fund.

NOW, THEREFORE, in accordance with Section 9.1 of the Plan, the Plan is amended, effective as of January 21, 2014 as follows:

1.	Section 4.1 of the Plan is hereby amended by adding the following proviso to the end of the first paragraph thereof:

provided, that payments made with respect to any dividend equivalents that accrue pursuant to Section 3.4(b)(2) of the Plan after January 21, 2014 shall be paid in cash.

2.	Section 9.3 is hereby by adding the following proviso to the end of the second paragraph thereof:

provided, however, that, for the avoidance of doubt, the dividend equivalent feature in Section 3.4(b) of this Plan shall continue with respect to dividend equivalents that accrue after January 21, 2014 and are payable in cash.

3.
Except as otherwise modified in this Amendment, the Plan shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the Plan, the terms of this Amendment shall control.

IN WITNESS WHEREOF, the Board of Directors of FirstEnergy Corp., has caused this Amendment No. 2 to FirstEnergy Corp. Deferred Compensation Plan for Outside Directors, effective as of the date set forth above.

FIRSTENERGY CORP.

By:	/s/ Anthony J. Alexander,
Anthony J. Alexander,
President and Chief Executive
Officer of FirstEnergy Corp.

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